                                                                     EXHIBIT 3.2





                              AMENDED AND RESTATED



                                     BYLAWS



                                       OF



                              DAVE & BUSTER'S, INC.











                                      AS OF

                                 APRIL 21, 2003

                                      INDEX


ARTICLE ONE - OFFICES..............................1

ARTICLE TWO - SHAREHOLDERS' MEETINGS...............1

ARTICLE THREE - BOARD OF DIRECTORS.................5

ARTICLE FOUR - OFFICERS............................7

ARTICLE FIVE - CAPITAL STOCK......................10

ARTICLE SIX - CORPORATE SEAL......................11

ARTICLE SEVEN - FISCAL YEAR.......................11

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                              DAVE & BUSTER'S, INC.


                              ARTICLE ONE - OFFICES

         SECTION 1.1 REGISTERED OFFICE. The registered office of the Corporation in Missouri shall be located within the State of Missouri as the Board of Directors may from time to time authorize by duly adopted resolution.

         SECTION 1.2 OTHER OFFICES. The Corporation may maintain such other offices both within and without the State of Missouri as the business of the Corporation may from time to time require or as the Board of Directors may determine.

                      ARTICLE TWO - SHAREHOLDERS' MEETINGS

         SECTION 2.1 ANNUAL MEETINGS. The annual meeting of shareholders for the election of Directors and for the transaction of such other business as properly may come before such meeting shall be held at such place within or without the State of Missouri as the Board of Directors may direct in the notice of such meeting, on the second Tuesday of June in each year if not a legal holiday or, if a legal holiday, on the next succeeding business day not a legal holiday, commencing with June 11, 1996; provided, however, the day fixed for such meeting in any year may be changed, by resolution of the Board of Directors, to such other day which is not a legal holiday, as the Board of Directors may deem to be desirable or appropriate, subject to any applicable limitations of law. Every meeting of the shareholders shall be convened at the hour stated in the notice for the meeting and continue until declared adjourned by a vote of the shareholders present or declared adjourned by the presiding officer.

         SECTION 2.2 SPECIAL MEETING. Special meetings of shareholders or of the holders of any special class of stock of the Corporation, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called only by the affirmative vote of a majority of the entire Board of Directors or by the Chairman of the Board of Directors or the President. Such request shall be delivered to the Secretary of the Corporation and shall state the purpose or purposes of the proposed meeting. Upon such direction or request, subject to any requirements or limitations imposed by the Corporation's Articles of Incorporation, by these Bylaws or by law, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time as is specified in the request.

         SECTION 2.3 NOTICE OF MEETINGS. Written or printed notice of each meeting of shareholders, stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or given not less than ten (10), nor more than seventy (70) days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary to each shareholder of record entitled to vote at such meeting. Attendance of a shareholder at any meeting shall constitute a waiver of notice of such meeting except where such shareholder attends the meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any notice of a shareholders' meeting sent by mail shall be deemed to be delivered when deposited in the United States mail with first class postage thereon prepaid, addressed to the shareholder at such shareholder's address as it appears on the records of the Corporation.

         SECTION 2.4 QUORUM; ADJOURNMENT. A majority of the outstanding shares entitled to vote at any meeting, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders; provided, that if a quorum is not present at any meeting, less than a quorum shall have the right to adjourn the meeting to a specified date not longer than 90 days after such adjournment, and no notice need be given of such adjournment to shareholders not present at the meeting.

         SECTION 2.5 VOTING. Subject to the rights of any holders of preferred stock, each outstanding share entitled to vote under the provisions of the Articles of Incorporation shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders and, if a quorum is present, the affirmative vote of a majority of the shares represented at the meeting shall be the act of the shareholders unless the vote of a greater number of shares is required by the Corporation's Articles of Incorporation, by these Bylaws or by law. No person shall be admitted to vote on any shares belonging or hypothecated to the Corporation. A shareholder may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact.

         SECTION 2.6 ACTION BY CONSENT. Unless otherwise prescribed by the Articles of Incorporation, any action required or permitted to be taken by the shareholders of the Corporation, may, if otherwise allowed by law, be taken without a meeting of shareholders only if consents in writing, setting forth the action so taken, are signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

         SECTION 2.7 ADVANCE NOTICE OF NOMINATIONS AND SHAREHOLDER PROPOSALS. All nominations of individuals for election to the Board and proposals of business to be considered at any meeting of the shareholders shall be made as set forth in this Section 2.7.

          (a) Annual Meeting of Shareholders. (1) Nominations of individuals for election to the Board and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Directors or (iii) by any shareholder of the Corporation who was a shareholder of record at the time of the giving of the notice provided for in this Section 2.7(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 2.7(a)(2).

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph
(a)(1) of this Section 2.7, the shareholder must have given timely notice thereof in writing to the Secretary. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting or not less than 60 days nor more than 90 days prior to June 11, 1996 in the case of the next annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meting and not later than the close of business on the later of the 60th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director (a) the name, age, business and residential addresses, and principal occupation or employment of each proposed nominee, (b) the class and number of shares of capital stock of the Corporation that are beneficially owned by such nominee on the date of such notice, (c) a description of all arrangements or understandings between each nominee and any other person or persons (naming such person(s)) pursuant to which the nomination or nominations are to be made by the shareholder, (d) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (e) the written consent of each proposed nominee to being named as a nominee and to serve as a Director of the Corporation if so elected; (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (x) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner, (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner, and (z) a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to propose such other business. The Corporation may require any proposed nominee to furnish any information, in addition to that furnished pursuant to clause (i) above, it may reasonably require to determine the eligibility of the proposed nominee to serve as a Director of the Corporation.

                  (3) Notwithstanding anything in the second sentence of paragraph (a)(2) of this Section 2.7 to the contrary, in the event that the number of Directors to be elected to the Board is increased and there is no public announcement naming all of the nominees for Director or specifying the size of the increased Board made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this Section 2.7(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (b) Special Meeting of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Company's notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of shareholders at which Directors are to be elected (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board, or (iii) provided that the Board has determined that Directors shall be elected at such special meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Section 2.7, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 2.7(b). In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more Directors to the Board, any such shareholder may nominate a person or persons (as the case may be) for election to such position, if the shareholder's notice required by paragraph
(a)(2) of these Section 2.7 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. Except for the nomination of persons for election to the Board requested by a shareholder pursuant to this Section 2.7(b), no proposals of business requested by a shareholder may be considered at a special meeting of the shareholders.

         (c) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.7 shall be eligible to serve as Directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.7. The Board of Directors shall reject any nomination or shareholder proposal submitted for consideration at the annual meeting which is not made in accordance with the terms of this Section 2.7 or which is not a proper subject for shareholder action in accordance with provisions of applicable law. Alternatively, if the Board of Directors fails to consider the validity of any nomination or shareholder proposal, the presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.7 and, if any proposed nomination or business is not in compliance with this Section 2.7, to declare that such defective nomination or proposal be disregarded. This provision shall not prevent the consideration and approval or disapproval at the meeting of reports of officers, Directors and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at the meeting unless stated, filed and received as herein provided.

                  (2) For purposes of this Section 2.7, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Section 2.7, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.7. Nothing in this Section
2.7 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                       ARTICLE THREE - BOARD OF DIRECTORS

SECTION 3.1  NUMBER, ELECTION AND TERM.

         (a) The Board of Directors shall consist of three or more directors, the actual number of directors to be fixed from time to time by the affirmative vote of a majority of the Board of Directors. The Corporation shall give written notice to the Secretary of the State of Missouri within 30 days of any change in the number of directors as so fixed by the Board of Directors. Vacancies in the Board of Directors shall be filled in accordance with the terms of the Articles of Incorporation.

         (b) The Board of Directors shall be divided into three classes, as nearly equal in number as possible. In the event of any increase in the number of Directors, any additional Directors shall be added to such classes as may be necessary so that all classes shall be as nearly equal in the number as possible. In the event of any decrease in the number of Directors, all classes of Directors shall be decreased as nearly equally as may be possible. No reduction in the number of Directors shall affect the term of office of any incumbent Director. Subject to the foregoing, the Board of Directors shall determine the class or classes to which any additional Directors shall be added and the class or classes which shall be decreased in the event of any decrease in the number of Directors.

         (c) With respect to the Board of Directors of the Corporation in place on May 25, 1995, the first class of Directors shall hold office until the annual meeting of shareholders in 1996, the second class of Directors shall hold office until the annual meeting of shareholders in 1997, and the third class of Directors shall hold office until the annual meeting of shareholders in 1998. Thereafter, Directors shall be elected to hold office for a term of three years, and at each annual meeting of shareholders, the successors to the class of Directors whose terms shall then expire shall be elected for a term expiring at the third succeeding annual meeting after that election.

         SECTION 3.2 POWERS. The property and business of the corporation shall be managed and controlled by or under the direction of the Board of Directors, which shall exercise or direct the exercise of all of the powers of the Corporation and do or cause to be done all acts and things as are not, by the Corporation's Articles of Incorporation, by these Bylaws or by law, directed or required to be done or exercised by the shareholders.

         SECTION 3.3 MEETINGS; QUORUM. Regular meetings of the Board of Directors shall be held at such places, within or without the State of Missouri, and on such days and at such times as shall be fixed from time to time by the Board of Directors. Rules of procedure for the conduct of such meetings may be adopted by resolution of the Board of Directors. Notice of such regular meetings need not be given. A majority of members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but a lesser number may adjourn a meeting to another time or day if a quorum is not present. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Corporation's Articles of Incorporation, by these Bylaws or by law. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Missouri, upon the call of the Chairman of the Board of Directors, the President or Secretary of the Corporation by oral, written, telefax or telegraphic notice duly given, sent or mailed to each Director, at such Director's last known address, not less than two days before such meeting with respect to written and mailed notice and six hours before such meeting with respect to oral, telefax or telegraphic notice; provided, however, that any Director may, at any time, in writing or by telegram, waive notice of any meeting at which he may not be or may not have been present. Attendance of a Director at any meeting shall constitute a waiver of notice of the meeting except where a Director attends a meeting for the sole and express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         Members of the Board of Directors or of any committee designated by the Board of Directors may participate in a meeting of the Board of Directors or committee by means of conference telephone or similar communications equipment whereby all persons participating in the meeting can hear each other, and participation in a meeting in this manner shall constitute presence in person at the meeting.

         SECTION 3.4 ACTION BY CONSENT. Any action which is required to be or may be taken at a meeting of the Directors may be taken without a meeting if consent in writing, setting forth the action so taken, are signed by all the Directors. Any action which is required to be or may be taken at a meeting of a committee of Directors may be taken without a meeting if consent in writing, setting for the action so taken, are signed by all the members of the committee.

         SECTION 3.5 RESIGNATION OF DIRECTORS. Any Director of the Corporation may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board of Directors, the President, or the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein or, if no time be specified, upon receipt thereof by the Board of Directors or one of the above-named Officers; and, unless specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         SECTION 3.6. COMPENSATION OF DIRECTORS. Directors, as such, may receive such compensation and be reimbursed for expenses of attendance at any meeting of the Board of Directors, or any committee thereof, as shall be determined by resolution of the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

         SECTION 3.7 COMMITTEES; GENERAL RULES. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two or more Directors to constitute a committee. Each committee, to the extent provided in such resolution, shall have and may exercise the authority of the Board of Directors, as so delegated in the resolution, in the management of the Corporation. Each committee of the Board of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Vacancies in the membership of each committee shall be filled by the Board of Directors at any regular or special meeting of the Board of Directors. At all meetings of a committee, a majority of the committee members then in office shall constitute a quorum for the purpose of transacting business, and the acts of a majority of the committee members present at any meeting at which there is a quorum shall be the acts of the committee. A Director who may be disqualified, by reason of personal interest, from voting on any particular matter before a meeting of a committee may nevertheless be counted for the purpose of constituting a quorum of the committee.

         SECTION 3.8 QUALIFICATIONS. No person shall be qualified to hold office as a Director if such person's conduct in connection with his or her duties as a Director has been adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         SECTION 3.9 DIRECTORS EMERITUS AND ADVISORY DIRECTORS. The Board of Directors may from time to time create one or more positions of Director Emeritus and Advisory Directory, and may fill such position or positions for such terms as the Board of Directors deems proper. Each Director Emeritus and Advisory Director shall, upon the invitation of the Board of Directors, have the privilege of attending meetings of the Board of Directors but shall do so solely as an observer. Notice of meetings of the Board of Directors to a Director Emeritus or Advisory Director shall not be required under any applicable law, the Articles of Incorporation or these Bylaws. Each Director Emeritus and Advisory Directory shall be entitled to receive such compensation as may be fixed from time to time by the Board of Directors. No Director Emeritus or Advisory Director shall be entitled to vote on any business coming before the Board of Directors, nor shall they be counted as members of the Board of Directors for the purpose of determining the number of Directors necessary to constitute a quorum or for any other purpose whatsoever. In the case of a Director Emeritus or Advisory Director, the occurrence of any event which in the case of a Director would create a vacancy on the Board of Directors, shall be deemed to create a vacancy in such position; but the Board of Directors may declare the position terminated until such time as the Board of Directors shall again deem it proper to create and to fill the position.

                             ARTICLE FOUR - OFFICERS

         SECTION 4.1 NUMBER, ELECTION AND TERM. The officers of the Corporation shall be a Chairman of the Board, one or two Chief Executive Officers, a President and a Secretary who shall be chosen by the Board of Directors at its first meeting after each annual meeting of shareholders. The Board of Directors may also choose one or more Vice Presidents, a Treasurer, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may deem appropriate. Any two or more offices may be held by the same person. Officers of the Corporation may be given distinctive designations such as Chief Operating Officer, Executive Vice President, Group Vice President, Senior Vice President, Chief Administrative Officer and Chief Financial Officer. All officers, unless sooner removed, shall hold their respective offices until the first meeting of the Board of Directors after the next succeeding election of the Board of Directors and until their successors shall have been duly elected and qualified.

         Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgement, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

         SECTION 4.2 CHAIRMAN OF THE BOARD. Unless otherwise determined by the Board of Directors, the Chairman or Chairmen of the Board shall be, ex-officio, a member of all standing Committees of the Board of Directors, shall preside at all meetings of the shareholders and Directors at which he shall be present and shall perform all of the duties prescribed by the Board of Directors or these bylaws. If at any time there shall be more than one Chairman of the Board, then each Chairman of the Board shall individually possess all authority provided in this Section 4.2 and the authorized action of any Chairman of the Board shall be the action of the Chairman of the Board pursuant to the authority granted by this Section 4.2.

         SECTION 4.3 CHIEF EXECUTIVE OFFICER. The Chief Executive Officer or Officers shall be responsible for the general and active management of the business and affairs of the Corporation, subject only to the control of the Board of Directors, and shall have full authority in respect to the signing and execution of deeds, bonds, mortgages, contracts and other instruments of the Corporation. The Chief Executive Officer or Officers shall perform any duties prescribed by the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. If at any time there shall be more than one Chief Executive Officer, then each Chief Executive Officer shall individually possess all authority provided in this Section 4.3 and the authorized action of any Chief Executive Officer shall be the action of the Chief Executive Officer pursuant to the authority granted by this Section 4.3.

         SECTION 4.4 PRESIDENT AND VICE PRESIDENTS. The President and the Vice Presidents, if any, shall perform any other duties prescribed by the Chief Executive Officer(s) or the Board of Directors. In the absence of the Chairman of the Board of Directors, the President shall preside at all meetings of the shareholders at which he is present. In the absence of the Chairman of the Board of Directors, the President (if the President is also a Director) shall preside at all meetings of the directors at which he is present.

         SECTION 4.5 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall keep or cause to be kept a record of all meetings of the shareholders and the Board of Directors and record all votes and the minutes of all proceedings in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of

Directors, and shall perform any other duties prescribed by the Board of Directors or the President. He shall keep in safe custody the seal of the Corporation and shall affix the same to any instrument requiring it.

         The Assistant Secretaries, if any, in order of their seniority shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform any other duties prescribed by the President or the Board of Directors.

         SECTION 4.6 CHIEF FINANCIAL OFFICER. The Chief Financial Officer, if one is elected by the Board of Directors, shall have charge of the financial and accounting records and procedures of the Corporation and shall perform such other duties as directed by the President or Board of Directors.

         SECTION 4.7 TREASURER AND ASSISTANT TREASURER. The Treasurer, if any, shall have the custody of the corporate funds, and securities, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform any other duties prescribed by the President, the Chief Financial Officer or the Board of Directors.

         The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of this death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

         The Assistant Treasurers, if any, in the order of their seniority shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform any other duties prescribed by the President or the Board of Directors.

         SECTION 4.8 APPOINTED OFFICERS. In addition to the corporate officers elected by the Board of Directors, the Chairman may, from time to time, appoint one or more other persons as appointed officers who shall not be deemed to be corporate officers, but may, respectively, be designation with such titles as the Chairman may deem appropriate. The Chairman may prescribe the powers to be exercised and the duties to be performed by each such appointed officer, may designate the term for which each such appointment is made, and may, from time to time, terminate any or all of such appointments with or without cause. Such appointments and termination of appointments shall be reported periodically to the Board of Directors.

                          ARTICLE FIVE - CAPITAL STOCK

         SECTION 5.1 STOCK CERTIFICATES. Every holder of stock in the Corporation shall be entitled to have a certificate, in any form approved by the Board of Directors, certifying the number and class of shares owned by the shareholder in the Corporation. Each stock certificate shall be signed by the Chairman, the Chief Executive Officer, the President or a Vice President. If at any time there shall be more than one Chief Executive Officer and the stock certificate is signed by one Chief Executive Officer, each Chief Executive Officer shall sign the stock certificate. In addition, each stock certificate shall be signed by the Secretary or Treasurer or an Assistant Secretary or Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. If the certificate is countersigned by a transfer agent other than the Corporation or its employee, or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile signature, or may be engraved or printed. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on the certificate shall have ceased to be an officer, transfer agent or registrar before the certificate is issued, the certificate may nevertheless be issued by the Corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

         SECTION 5.2 TRANSFER OF STOCK. The shares of stock of the Corporation shall be transferable only upon it books by the holder of record thereof or by his duly authorized attorney or legal representative. Upon transfer, the old certificates shall be surrendered to the Corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other persons as the Board of Directors may designate, by who they shall be cancelled and new certificates shall thereupon be issued. Except as otherwise expressly provided by the statutes of the State of Missouri, the Corporation shall be entitled to treat the holder of record of any share or shares of stock as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to or interest in such share or shares on the part of any other person whether or not the Corporation shall have express or other notice thereof.

         SECTION 5.3 CLOSING OF TRANSFER BOOKS AND FIXING OF RECORD DATE. The Board of Directors shall have the power to close the transfer books of the Corporation of a period not exceeding 70 days prior to the date of any meeting of shareholders, or the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In lieu of so closing the transfer books, the Board of Directors may fix in advance a record date for the determination of the shareholders entitled to notice of and to vote at any meeting and any adjournment thereof, or entitled to receive payment of any dividend or any allotment of rights, or entitled to exercise the rights in respect of any change, conversion or exchange of shares, up to 70 days prior to the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares shall go into effect. In such case only the shareholders who are shareholders of record on the date of closing of the transfer books or on the record date so fixed shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such



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allotment or rights, or to exercise such rights as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date of closing of the transfer books or the record date fixed as aforesaid. If the Board of Directors does not close the transfer books or set a record date for the determination of the shareholders entitled to notice of and to vote at any meeting of shareholders, only the shareholders who are shareholders of record at the close of business on the 20th day preceding the date of the meeting shall be entitled to notice of and to vote at the meeting and any adjournment of the meeting, except that, if prior to the meeting written waivers of notice of the meeting are signed and delivered to the Corporation by all of the shareholders of record at the time the meeting is convened, only the shareholders who are shareholders of record at the time the meeting is convened shall be entitled to vote at the meeting, and any adjournment of the meeting.

         SECTION 5.4 LOST OR DESTROYED CERTIFICATES. The Corporation may issue a new certificate in place of any certificate theretofore issued by it which is alleged to have been lost or destroyed and the Board of Directors may require the owner of the lost or destroyed certificate or the owner's legal representative to give the Corporation a bond in a sum and in a form approved by the Board of Directors, and with a surety or sureties which the Board of Directors finds satisfactory, to indemnify the Corporation and its transfer agents and registrars, if any, against any claim or liability that may be asserted against or incurred by it or any transfer agent or registrar on account of the alleged loss or destruction of any certificate or the issuance of a new certificate. A new certificate may be issued without requiring any bond when, in the judgement of the Board of Directors, it is proper so to do. The Board of Directors may delegate to any Officer or Officers of the Corporation any of the powers and authorities contained in this section.

         SECTION 5.5 TRANSFER AGENTS AND REGISTRARS. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars which may be banks, trust companies or other financial institutions located within or without the State of Missouri; may define the authority of such transfer agents and registrars of transfers; may require all stock certificates to bear the signature of a transfer agent or a registrar of transfers, or both; and may change or remove any such transfer agent or registrar of transfers.

                          ARTICLE SIX - CORPORATE SEAL

         The corporate seal shall be circular in form and shall bear the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and "Missouri" and otherwise shall be such form as shall be approved from time to time by the Board of Directors.

                           ARTICLE SEVEN - FISCAL YEAR

         The Fiscal year of the Corporation shall end on the Sunday after the Saturday closest to January 31 of each year.



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